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                                                                     EXHIBIT 3.2


                                                   AS AMENDED AS OF MAY 26, 1994




                                    BY-LAWS

                                       OF

                     FIRST FINANCIAL CARIBBEAN CORPORATION



                                   ARTICLE I
                                    OFFICES

         The principal office of the Corporation within the Commonwealth of Puerto Rico shall be located at the address stated in the Certificate of Incorporation or in any certificate of appointment or change of agent or of change of principal office which shall be filed with the Secretary of State on behalf of the Corporation. The Corporation may have such other offices, either within or without the Commonwealth of Puerto Rico, as the Board of Directors may designate or as the business of the Corporation may require, from time to time.


                                   ARTICLE II
                                  SHAREHOLDERS

         Section 1. Annual Meeting. The annual meeting of the shareholders for the election of the directors and for such other business as may come before the meeting shall be held on the third Wednesday in April of each year at the place and time fixed by the Board of Directors, except that the 1992 annual meeting of shareholders shall be held on Monday, April 13, 1992.

         Section 2. Special Meeting. Special meetings of the shareholders, for any purposes, unless otherwise prescribed by statute, may be called by the Chairman and Chief Executive Officer or by the Board of Directors.
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         Section 3. Place of Meeting.  Any meeting of the shareholders may be held at such place, either within or without the Commonwealth of Puerto Rico, as may be specified in the call and notice thereof or in the waiver of notice thereof signed by all the shareholders.

         Section 4. Notice of Meeting. Written or printed notice stating the time and place of the meeting shall be delivered not less than ten (10) days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. Such notice need not state the purposes of the meeting unless required by the laws of the Commonwealth of Puerto Rico. Notice of any meeting of shareholders shall not be required to be given to any shareholder who shall have waived such notice either before or after the time fixed for holding such meeting, and such notice shall be deemed waived by any shareholder who shall attend such meeting in person or by proxy, except a shareholder who shall attend such meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Notice of any adjourned meeting of the shareholders shall not be required to be given.

         Section 5. Closing of Transfer Books or Fixing of Record Date. The Board of Directors may direct that such transfer books of the Corporation be closed for a stated period not exceeding fifty days preceding the date of any meeting of shareholders or the date for payment of any dividend or allotment of rights or the date when any change or conversion or exchange of capital stock of the Corporation shall go into effect; provided, however, that in lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for the determination of the
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shareholders entitled to notice of such meeting or payment of such dividend or allotment of such rights or conversion or exchange of such capital stock, such date in any case to be not more than fifty days prior to the date on which the particular action is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

         Section 6. Quorum. The holders of a majority of the outstanding shares of the Corporation entitled to vote, present in person or represented by proxy, shall constitute a quorum at any meeting of the shareholders. In the absence of a quorum at any meeting, or any adjournment thereof, a majority in interest of the shareholders present in person or represented by proxy may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally held. The shareholders present at a duly held meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         Section 7. Proxies. At all meetings of shareholders, the vote of any shareholder may be cast in person or by his proxy or proxies (who need not be stockholders) appointed by an instrument in writing subscribed by such shareholder or by his duly authorized
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attorney-in-fact and delivered to the secretary of the meeting.  No appointment of proxy shall be valid after twelve months from the date thereof, unless otherwise provided.

         Section 8. Voting Shares. Each shareholder shall be entitled at each meeting of the shareholders to one vote in person or by proxy for each share of stock having voting rights held by him and registered in his name on the books of the Corporation.

         Section 9. Voting of Shares by Certain Holders. Shares outstanding in the name of another corporation may be voted by such officer, agent or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

         Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares to his name or to the name of his nominee.

         Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

         A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.
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         Shares of its own stock belonging to the Corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

                                  ARTICLE III
                               BOARD OF DIRECTORS

         Section 1. General Powers. The business and affairs of the Corporation shall be under the direction of its Board of Directors.

         Section 2. Number Tenure and Qualifications. The number of directors shall be eight. Each director shall hold office until the next annual election of directors and until his successor shall be duly elected and qualified, or until his death, resignation or removal. No director need be a shareholder of the Corporation.

         Section 3. Regular Meetings. The first meeting of each newly elected Board of Directors shall be held immediately after, and at the same place as the annual election of directors, if a quorum shall be then present, in which case notice of such meeting need not be given. The Board of Directors may provide, by resolution, the time and place, either within or without the Commonwealth of Puerto Rico, for the holding of other regular meetings without other notice than such resolution.

         Section 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman and Chief Executive Officer or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the Commonwealth of Puerto Rico, as the place for holding any special meeting of the Board of Directors called by them.
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         Section 5. Notice.  Notice of any special meeting shall be given at least three (3) days prior thereto by written notice delivered personally or mailed to each director at his business address, or by telegram or other electronic communication, unless the special meeting is called for an emergency, in which case such notice shall be given at least one (1) day prior to the special meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Each such notice shall state the time and place of the meeting but need not state the purposes thereof except as otherwise in these By-laws expressly provided. Unless required by the laws of the Commonwealth of Puerto Rico or by these By-laws, such notice shall not be required to be given to any director who shall be present at such meeting, or who shall waive such notice in writing or by telegraph, cable or radio, whether before or after the meeting, and any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given if all of the directors shall be present thereat. Whenever the provisions of the laws of the Commonwealth of Puerto Rico or the Certificate of Incorporation of the Corporation or these By-laws require that a meeting of the Directors shall be duly called for a specific purpose, or that a certain notice of the time, place and purposes of any such meeting shall be given, in order that certain action may be taken at such meeting, a written waiver of notice of the time, place and purposes of such meeting, whether regular or special, signed by every director not present in person, either before or after the time fixed for holding said meeting, shall be deemed equivalent to such call and notice, and such action if taken at any such meeting shall be as valid as it call and notice had been duly given.

         Section 6. Quorum. Four directors shall constitute a quorum for the transaction of business at any meeting of the Board of
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Directors, but if less than such a quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

         Section 7. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         Section 8. Removal of Directors. Any director may be removed, either with or without cause, at any time, by the affirmative vote of the holders of a majority of the outstanding stock entitled to vote for the election of directors of the Corporation, at a special meeting of the shareholders called and held for such purpose.

         Section 9. Vacancies. Any vacancy or vacancies in the Board of Directors resulting from death, resignation, removal, an increase in the authorized number of directors, or any other cause, may be filled by a majority vote of the remaining directors, though less than a quorum, or by the shareholders of the Corporation at the next annual meeting or any special meeting called for such purpose, and each director so elected shall hold office until the next annual election of directors and until his successor shall be duly elected and qualified, or until his death, resignation or removal.

         Section 10. Compensation. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid such fee for attendance at each meeting of the Board of Directors or such stated salary as director as shall be fixed by the Board of Directors; provided however, that Directors who are also employees of the Corporation shall not be paid any additional fees or salary besides what they are entitled to receive as employees of the Corporation. No such payment shall preclude any
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director from serving the Corporation in any other capacity and receiving compensation therefor.

         Section 11. Committees. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees to consist of two or more of the Directors of the Corporation. Any such committee, to the extent provided in the resolution or resolutions or in these By-laws, shall have and may exercise the powers of the Board of Directors (other than to remove or elect officers) in the management of the business and the affairs of the corporation and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

                                   ARTICLE IV
                              EXECUTIVE COMMITTEE

         Section 1. Designation; Vacancies. The Executive Committee, if any, shall be designated as provided in the Certificate of Incorporation, and shall consist of not less than three members of the Board of Directors, one of whom shall be designated the Chairman of the Executive Committee. The Chairman of the Executive Committee shall preside at meetings of the Executive Committee, and the Secretary of the Corporation, or such other person as the Executive Committee shall from time to time determine, shall act as Secretary of the Executive Committee.

         The Board of Directors, by action of a majority of the whole Board, shall fill vacancies in the Executive Committee.

         Section 2. Powers. During the intervals between the meetings of the Board of Directors, the Executive Committee, if designated, shall have, and may exercise, all of the powers of the Board of
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Directors (other than the power to remove or elect officers) in the management of the business and affairs of the Corporation, including the power to authorize the seal of the Corporation to be affixed to all papers which may require it, in such manner as the Executive Committee shall deem for the best interests of the Corporation, in all cases in which specific directions shall not have been given by the Board of Directors.

         All actions by the Executive Committee shall be reported to the Board of Directors at its meeting next succeeding such action, and shall be subject to revision or alteration by the Board of Directors; provided, however, that no rights of third parties shall be affected by any such revision or alteration.

         Section 3. Procedures; Meetings; Quorum. The Executive Committee shall meet at such times and at such place or places as may be provided by such rules of procedure as the Executive Committee may adopt, or by resolution of the Executive Committee or of the Board of Directors. At every meeting of the Executive Committee the presence of a majority of all the members shall be necessary to constitute a quorum and the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolution.

         Section 4. Compensation. By resolution of the Board of Directors, the members of the Executive Committee may be paid their expenses, if any, of attendance at each meeting of the Executive Committee, and may be paid such fee for attendance at each meeting of the Executive Committee as shall be fixed by the Board of Directors.
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                                   ARTICLE V
                                    OFFICERS

         Section 1. Number. The officers of the Corporation shall be a chairman and chief executive officer, a president, one or more vice presidents (the number thereof to be determined by the Board of Directors), a secretary and a treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two offices (but not more than two), other than the offices of president and secretary, may be held by the same person.

         Section 2. Election and Term of Office. The officers of the Corporation to be elected by the Board of Directors shall be elected annually at the first meeting of the Board of Directors following the annual election of directors. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his successor shall be duly elected and qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

         Section 3. Removal of Officers. Any officer may be removed, either with or without cause, by the vote of a majority of the whole Board of Directors or, except in case of any officer elected by the Board of Directors, by any superior officer upon whom the power of removal may be conferred by the Board of Directors or by these By-laws.

         Section 4. Vacancies. A vacancy in any off ice resulting from death, resignation, removal, or any other cause, may be filled by the Board of Directors for the unexpired portion of the term.
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         Section 5. The Chairman and Chief Executive Officer.  The Chairman and
Chief Executive officer shall be the chief officer of the Corporation and shall have responsibility for the general and active management of the business of the Corporation, and shall see that all orders and resolutions of the Board are carried into effect. He shall execute all authorized conveyances, contracts, or other obligations in the name of the corporation except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. He shall preside at all meetings of the Stockholders and Directors and shall be ex-officio a member of all standing committees of the Board.

         Section 6. The President. The President shall, in the absence or disability of the Chairman and Chief Executive Officer, perform the duties and exercise the powers of the Chairman of the Board. He shall have, as shall the Chairman, power to exercise all conveyances, contracts or other obligations in the name of the Corporation.

         Section 7. The Vice Presidents. Each vice president shall have such powers and perform such duties as the Board of Directors may determine or as may be assigned to him by the Chairman and Chief Executive Officer. In the absence of the President or in the event of his death, or inability or refusal to act, the Vice President (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers and be subject to all the restrictions upon the President.

         Section 8. The Secretary. The Secretary shall (a) keep the minutes of the meetings of the shareholders, the Board of Directors, the Executive Committee (if designated), and all other
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committees, if any of which a secretary shall not have been appointed, in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-laws and as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) have general charge of the stock transfer books of the Corporation; and (f) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

         Section 9. The Treasurer. The Treasurer shall (a) have charge and custody of and be responsible for all funds and securities of the Corporation;
(b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever; (c) deposit all such moneys in the name of the Corporation in such banks, trust companies, or other depositaries as shall be selected in accordance with the provisions of Article VI of these By-laws; and
(d) in general perform all duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors. He shall, if required by the Board of Directors, give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

         Section 10. Assistant Secretaries and Assistant Treasurers. At the request of the Secretary or in his absence or disability, one or more assistant secretaries designated by him or by the Board of Directors shall have all the powers of the Secretary. At the request of the Treasurer or in his absence or disability, one or more assistant treasurers designated by him or by the Board of
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Directors shall have all the powers of the treasurer.  The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

                                   ARTICLE VI
                         CONTRACTS, CHECKS AND DEPOSITS

         Section 1. Contracts. Except as otherwise provided by law, these By-laws or resolutions of the Board of Directors, any contract or other instrument shall be valid and binding on the Corporation if executed and delivered in its name and on its behalf by the President or in the President's absence or disability by any vice president. The Board of Directors may, however, authorize any other officer or officers or other agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

         Section 2. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers or other agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors. Each of such officers and agents shall give such bond, if any, as the Board of Directors may require.

         Section 3. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositaries as the Board of Directors may select or as may be designated by any officer or officers of the Corporation.
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                                  ARTICLE VII
                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

         Section 1. Certificates for Shares. Certificates representing shares of stock of the Corporation shall be in such form and shall contain such information as shall be required by law at the time the same are issued. Such certificates shall be signed by the Chairman and Chief Executive Officer or a vice president and by the Secretary or an assistant secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. The person in whose name any shares shall stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except as otherwise provided in the Certificate of Incorporation and except that in case of a lost, destroyed, or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

         Section 2. Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the Corporation, and on surrender for cancellation of the certificate for such shares.
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                                  ARTICLE VIII
                                  FISCAL YEAR

         The fiscal year of the Corporation shall be the calendar year, unless otherwise determined by the Board of Directors.

                                   ARTICLE IX
                                      SEAL

         The corporate seal of the Corporation shall be in the form of a circle and shall include the name of the Corporation and reference to the year and place of its incorporation.